CLEARSIGN COMBUSTION CORPORATION
A Washington corporation
(the "Company")

Audit Committee Charter
As Adopted December 21, 2011

Purpose and Scope

The Audit Committee is created by the Board of Directors of the Company (the "Board") to discharge the responsibilities set forth in this Charter.  The Audit Committee shall have the authority and membership and shall operate according to the procedures provided in this Charter.

Membership

The Audit Committee shall consist of at least three members of the Board.  Such members will be elected and serve at the pleasure of the Board.  The members of the Audit Committee will not be employees of the Company.  Each member of the Audit Committee shall meet the independence standards and have the financial expertise as required by the rules applicable to Nasdaq-listed companies, the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the "Exchange Act"), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations.  At least one member of the Audit Committee must qualify as a "financial expert" as defined in Section 407 of the Sarbanes-Oxley Act of 2002, by the SEC or in any other applicable laws, rules or regulations.  Members of the Audit Committee, including the Chairman of the Audit Committee, shall be appointed, annually and as vacancies or newly created positions occur, by the Board.  Audit Committee members may be removed by the Board at any time.

Responsibilities

Independent Auditors

To fulfill its responsibilities and duties, the Audit Committee shall:

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Be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (subject, if applicable, to shareholder ratification).  Each such accounting firm shall report directly to the Audit Committee;

•
Review the plan for and the scope of the audit and related services at least annually.  Confirm that the independent auditor complies with the Exchange Act and all other applicable rules and regulations;

•	Review and evaluate the senior members of the independent auditor team(s), particularly the partners on the engagement teams;

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Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company's independent auditor has not performed audit services for the Company for each of the five previous fiscal years;

•	Consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

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Pre-approve all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act.  The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting;

•
Discuss with the independent auditor the matters required to be discussed by Statement on Audit Standards No. 61 relating to the conduct of the audit, including reviewing with management and the independent auditor at the completion of the annual audit:

•	the Company's annual financial statements and related footnotes;

•	the independent auditor's audit of the financial statements;

•	any significant changes required in the independent auditor's audit plan;

•	any serious difficulties or disputes with management encountered during the course of the audit;

•	any management letter(s) from the independent auditor and management's response(s) thereto; and

•	other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards;

•
Ensure the receipt of, and review, periodically written formal reports from the Company's independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard I;

•	Review with the Company's independent auditor any disclosed relationship or service that may impact the objectivity and independence of the accountant;

•	Ensure the receipt of, and review, a report from the independent auditor required by Section 10A of the Exchange Act; and

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Ensure that the Company's independent auditor understands both (i) its ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditor (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).

Internal Controls

To fulfill its responsibilities and duties, the Audit Committee shall:

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At least annually, obtain from the officers who certify the Company's financial reports an assessment of the internal controls, a report regarding any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any special steps adopted in light of material control deficiencies and a report of any fraud in connection with the preparation of reports and any other reports required by applicable laws, rules or regulations. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditor; and

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Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor, including with respect to setting clear policies regarding current or former employees of the independent auditor being hired by the Company.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

To fulfill its responsibilities and duties, the Audit Committee shall:

•	Inquire of management of the Company and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company;

•	Review with management and the Company's independent auditor, in separate meetings if the Audit Committee deems it necessary:

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the annual audited financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition; and Results of Operations", prior to the filing of the Company's Form 10-K, and, if appropriate, provide a recommendation to the Company's Board regarding the inclusion of the Company's audited financial statements within the Company's Form 10-K; and

•
the quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Q;

•	Review the periodic reports of the Company with management and the independent auditor prior to filing of the reports with the SEC;

•	In connection with each periodic report of the Company, review:

•	management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act; and

•	the contents of the certificates to be signed by the Chief Executive Officer and the Chief Financial Officer and to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.

•
Review management and independent accountant procedures established to prevent and uncover unlawful acts and violations of the Company's code of ethics, including with respect to unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or U.S.) and their execution; ascertaining whether there are any unaccounted for or off-book transactions; and identifying whether there have been any payments made in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.);

•	Review with management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review;

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Review with management and the independent auditor at least annually (i) the Company's application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) all other material communications between the independent auditor; and (iv) all other issues raised by the independent auditor including but not limited to the adequacy of personnel, possible weaknesses in the Company's internal controls, the attitude and morale of the Company's finance employees and any concerns expressed by finance or other Company personnel;

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Review, in conjunction with the Chief Executive Officer and Chief Financial Officer of the Company, the Company's disclosure controls and procedures and internal control over financial reporting including whether there are any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect the Company's ability to record, process, summarize and report financial information and any fraud involving management or other employees with a significant role in internal control over financial reporting;

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Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditor and management.  Review with the independent auditor and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented;

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Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses;

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Oversee the adequacy of the Company's system of internal accounting controls including computerized information system controls and security, obtain from the independent auditor management letters or summaries on such internal accounting controls and review any related significant findings and recommendations of the independent auditor together with management's responses thereto;

•	Oversee the Company's compliance with the Foreign Corrupt Practices Act;

•	Oversee the Company's compliance with SEC requirements for disclosure of accountant's services and Audit Committee members and activities;

•	Oversee the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets;

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Periodically discuss with the independent auditor, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements;

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	Be responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting;

•	Review the appointment and replacement of the Chief Financial Officer, Controller and other senior financial and accounting personnel; and

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Review with the Company's legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or other governmental agencies.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Reporting to the Board

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The Audit Committee shall report to the full Board with respect to its meetings and shall periodically report to the Board with respect to significant results of activities. This report shall include a review of any recommendations or issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the independence and performance of the Company's independent auditor, the performance of the internal audit function and any other matters the Audit Committee deems appropriate or is requested to be included by the Board;

•	At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation; and

•	The Audit Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

Meetings

The Audit Committee shall meet as often as may be deemed necessary or appropriate, in the judgment of the Chairman, either in person or telephonically, and at such times and places as the Audit Committee may determine.  The majority of the members of the Audit Committee shall constitute a quorum.  The Audit Committee may act without a meeting by securing the unanimous written consent of the members of the Audit Committee.  Officers of the Company may attend Audit Committee meetings at the invitation of the Audit Committee.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company.  The Audit Committee will meet with the independent auditor of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent auditor's examination and management report.

Minutes of all meetings, including telephone meetings, and copies of all consents in lieu of meeting shall be maintained and furnished to members of the Audit Committee, the Board and the Secretary of the Company. In addition, all materials relating to Audit Committee meetings shall be circulated to all members of the Board in advance of Board meetings.

Resources

The Audit Committee is authorized (without seeking Board approval) to retain or terminate special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditor to meet with any members of, or advisors to, the Audit Committee.

The Audit Committee shall have available appropriate funding from the Company as determined by the Audit Committee for payment of:

•	Compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Audit Committee; and

•	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Authority

The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems it appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee's Role

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations.  This is the responsibility of management and the independent auditor.  Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of the Company's exposure to risk.

Disclosure of Charter

This Charter will be made available on the Company's website.